UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 5, 2012

VISION INDUSTRIES CORP.

(Exact name of registrant as specified in charter)

Florida

(State or other jurisdiction of incorporation)

333-146209	14-1908451
(Commission File Number)	(IRS Employer Identification No.)

120 Eucalyptus Dr.

El Segundo, CA 90245

(Address of principal executive offices and zip code)

(310) 454-5658

 (Registrant’s telephone number including area code)

2601 Ocean Park Blvd., Suite 110

Santa Monica, CA 90405

 (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At the March 5, 2012, Special Meeting of the Board of Directors, Mr. Martin Schuermann, President, Secretary, Treasurer, and Director and our Chief Financial Officer (“CFO”) since Allan Legator’s resignation from that position on February 29, 2012, formally resigned as CFO. The Board accepted Mr. Schuermann’s resignation and then approved the appointment of Mr. David Moreno as “acting CFO” pursuant to Mr. Moreno’s consulting agreement dated March 5, 2012 (the “Agreement”).  According to the Agreement, Mr. Moreno, age 66, shall serve as acting CFO until June 5, 2012, the term of the agreement, unless extended by mutual agreement of Mr. Moreno and Vision Industries Corp.

David Moreno is a credentialed financial executive with expertise in GAAP, managerial accounting, financial analysis, and implementing effective cost saving initiatives. From 2000 to present, Mr. Moreno has acted in the capacity of a Chief Financial Officer/controller; project manager; and subject matter expert.  Specifically, at Countrywide Funding, a major mortgage bank he worked with Deloitte as subject matter expert in the area of lending operations (wholesale, warehouse and loss mitigation); at American Honda Finance Corp, Finance division of American Honda Motors, Mr. Moreno identified control activities consistent with risk assessment in the areas of state and federal corporate taxes, deferrals, and revenue recognition from automobile leasing operations; and at Central Garden & Pet, a manufacturer of pet supplies and garden products, he performed on-site review of self-assessments submitted by various divisions and subsidiaries throughout the United States; at Commerce Energy, an independent electricity and natural gas marketing company, he reviewed the meter billing system and its integration into the accounts receivable and financial reporting segments; and at SY Coleman, a wholly owned subsidiary of L-3 Communications (NYSE: LLL), a provider of critical space and missile defense products and services, he reviewed risk assessment procedures to ensure compliance with applicable financial reporting standards and federal acquisition regulations (DFAR). From 1998 to 1999, Mr. Moreno was the Chief Financial Officer at Rancho Mortgage and Investment Company, a publicly held company involved in investments, and origination and marketing of mortgage loans. While Mr. Moreno provided clarity and stability, the Company was downsized without a significant decrease in operating ability.  He prepared the financial information for the SEC and investor reports for loans held under servicing agreements (FHLMC, FNMA, GNMA).  From 1991 to 1998, Mr. Moreno was the Chief Financial Officer and Vice President of Sycamore Financial Group, Inc., a mortgage bank involved in the origination, marketing and servicing of mortgage loans, mortgage backed securities instruments (MBS) and secondary financial markets.

Mr. Moreno is not related to any person, promoter or control person of Vision Industries Corp.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION INDUSTRIES CORP.
Dated: March 7, 2012	By:	/s/ MARTIN SCHUERMANN
Name: Martin Schuermann Title: President and Chief Executive Officer